Exhibit 10.2

March 19, 2023

Holder of Warrants to Purchase Common Stock issued in December 2021

Re: Amendment to Existing Warrant

Dear Holder:

Reference is hereby made to the concurrent registered offering on or about the date hereof (the “Offering”) by Esperion Therapeutics, Inc. (the “Company”) of its securities (collectively, the “Securities”).

This letter confirms that, in consideration for (i) the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”) and (ii) $_______ (the “Cash Consideration”), payable by wire transfer in immediately available funds, the Company hereby amends, effective as of the closing of the Offering, the Holder’s existing warrant to purchase up to _____ shares of common stock at an exercise price of $9.00 per share, issued on December 7, 2021, between the Company and the Holder named therein (the “Existing Warrant”), by (i) reducing the Exercise Price (as defined therein) of the Existing Warrant to $1.55 per share, and (ii) amending the expiration date of the Existing Warrant to three and a half (3.5) years following the closing of the Offering (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, (ii) the Holder does not satisfy the Purchase Commitment, or (iii) the Holder fails to pay the Cash Consideration, the Warrant Amendment shall be null and void and the provisions of the Existing Warrant in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrant shall remain in full force and effect after the execution of this letter and shall not in any way be changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, an amended Existing Warrant that reflects the Warrant Amendment in exchange for the surrender for cancellation of the Holder’s Existing Warrant to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ESPERION Therapeutics, Inc.

By:
Name:
Title:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]